                                                                    EXHIBIT 23.4




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-74538 of NovaStar Financial, Inc. (the "Company") on Form S-3 of our report dated February 11, 2002, except as to Note 17 which is dated February 21, 2002, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2001.



/s/ Deloitte & Touche, LLP
--------------------------
Deloitte & Touche, LLP


Kansas City, Missouri
March 7, 2002

                        INDEPENDENT ACCOUNTANTS' CONSENT



The Board of Directors
NovaStar Financial, Inc.:


We consent to the incorporation by reference in the Registration Statement No. 333-44977 on Form S-8 of NovaStar Financial, Inc. of our report, dated February 9, 2001, relating to the consolidated balance sheet of NovaStar Financial, Inc. and subsidiaries as of December 31, 2000, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 2000, which report appears in the December 31, 2000 Annual Report on Form 10-K of NovaStar Financial, Inc.



/s/ KMPG LLP
------------
    KMPG LLP



Kansas City, Missouri
March 8, 2002